Exhibit 21.1

                           R & B FALCON CORPORATION
                               AND SUBSIDIARIES
                    SCHEDULE OF CONSOLIDATED SUBSIDIARIES

               The following text sets forth the subsidiaries of the Company and of such subsidiaries:

          FALCON DRILLING COMPANY, INC.

          READING & BATES CORPORATION

               SUBSIDIARIES OF FALCON DRILLING COMPANY, INC.

               Double Eagle Marine, Inc. (Louisiana)
               Eilert-Olsen Investments, Inc. (Texas)
               Falcon Drilling Management, Inc. (Delaware)
               Falcon Inland, Inc. (Delaware)
               Falcon Offshore, Inc. (Delaware)
               Falcon Services Company, Inc. (Delaware) (Also d/b/a Falcon Drilling Company)
               Falcon Workover Company, Inc. (Delaware) (Also d/b/a Blake Workover & Drilling
                  Company)
               Falcon Drilling Holdings, L.P. (Delaware)
               Falcon Drilling De Venezuela, Inc. (Delaware) Falcon Atlantic Ltd. (Cayman Islands)
               Falcon Drilling (S.E.A.) Pte. Ltd. (Singapore) Falcon Drilling Do Brasil, Ltda. (Brazil)
               Falrig Offshore (USA), L.P. (Delaware)
               Falrig Offshore Partners (Texas)
               Falrig Offshore, Inc. (Delaware)
               MNS Towing Inc. (Louisiana)
               Kestrel Offshore, Inc. (Delaware)
               Perforaciones Falrig De Venezuela C.A. (Venezuela) Raptor Exploration Co., Inc. (Delaware)
               Sun Towing, Inc. (Louisiana)

               SUBSIDIARIES WHOLLY OWNED BY READING & BATES
               CORPORATION

               Reading & Bates Coal Co. (Nevada)
               Reading & Bates Development Co. (Delaware)
               Reading & Bates Drilling Co. (Oklahoma)
               Reading & Bates Petroleum Co. (Texas)
               Reading & Bates Management
                  Services, Inc. (Delaware)
               TRB Holding Corporation (Delaware)

               SUBSIDIARIES WHOLLY OWNED BY READING & BATES
               DRILLING CO.

               RB Drilling Services, Inc. (Oklahoma)
               Reading & Bates (U.K.) Limited (United Kingdom) Onshore Services, Inc. (Texas)
               RB Offshore, Inc. (Nevada)
               RB Rig Corporation (Oklahoma)
               Reading and Bates Borneo
                  Drilling Co., Ltd. (Oklahoma)
               Cyber Quality Inc. (Oklahoma)
               Reading & Bates Drilling Limited (Oklahoma)
               Reading & Bates Enterprises Co. (Texas)
               Reading & Bates Exploration Co. (Oklahoma)
               Reading and Bates, Inc. (Oklahoma)
               Reading & Bates International
                  Energy Services B.V. (Netherlands)
               Reading & Bates Offshore, Limited (Oklahoma)
               Rig Logistics, Inc. (Nevada)
               Reading & Bates (Ireland) Limited (Ireland)
               RB Deepwater Exploration Inc. (Nevada)

               SUBSIDIARY WHOLLY OWNED BY READING & BATES DEVELOPMENT CO.

               RB Drilling Co. (Oklahoma)

               SUBSIDIARY WHOLLY OWNED BY READING & BATES ENTERPRISES CO.

               Shore Services, Inc. (Texas)

               SUBSIDIARY WHOLLY OWNED BY READING & BATES EXPLORATION CO.

               Reading & Bates (A) Pty Ltd (Australia)

               SUBSIDIARY WHOLLY OWNED BY READING & BATES
               INTERNATIONAL ENERGY SERVICES B.V.

               Reading & Bates B.V. (Netherlands)

               SUBSIDIARIES WHOLLY OWNED BY READING & BATES  COAL CO.

               Appalachian Permit Co. (Kentucky)
               Bismarck Coal Inc. (Kentucky)
               Caymen Coal Inc. (West Virginia)

               SUBSIDIARY WHOLLY OWNED BY BISMARCK COAL INC.

               Certicoals, Incorporated (West Virginia)

               SUBSIDIARY WHOLLY OWNED BY READING & BATES (U.K.) LIMITED

               Reading & Bates (Caledonia) Limited (United Kingdom)

               SUBSIDIARY WHOLLY OWNED BY TRB HOLDING CORPORATION

               TRB Subsidiary Corporation (Delaware)

               RB Deepwater Exploration Inc. owns 50% of Deepwater Drilling L.L.C., a limited liability company organized under the laws of the State of Delaware.

               RB Deepwater Exploration II Inc. owns 60% of
          Deepwater Drilling II L.L.C., a limited liability company organized under the laws of the State of Delaware.

               Reading & Bates Corporation owns approximately 74.4% of Arcade Drilling AS, incorporated in Norway.

               Reading & Bates Development Co. owns 75% of Total
          Offshore Production Systems, a joint venture organized under the laws of the State of Texas.

               Reading & Bates Borneo Drilling Co., Ltd. owns
          49.99% of Reading & Bates (M) Sdn. Berhad, incorporated in Malaysia.

               RB Drilling Services, Inc. owns 60% of NRB Drilling Services Limited, incorporated in Nigeria.

               Reading & Bates Drilling Co. and Reading & Bates Enterprises Co. together own 100% of Reading & Bates-Demaga Perfuracoes Ltda., a civil society with shares of limited responsibility organized under the laws of the Federative Republic of Brazil.